Exhibit 99.1

Bonanza Creek Energy, Inc. Closes Wattenberg Field Acquisition

Denver, July 8, 2014 – Bonanza Creek Energy, Inc. (NYSE: BCEI) (“Bonanza Creek” or the “Company”) today announced the closing of its previously announced acquisition of assets in the Wattenberg Field that consist of approximately 86,000 gross (34,000 net) acres and net production of 700 Boe/d (85% oil).  After normal and customary closing adjustments, the total consideration paid to the seller included $174.2 million in cash and 853,492 shares of Bonanza Creek common stock.  The effective date for the acquisition was June 1, 2014.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent energy company engaged in oil and natural gas exploration and production in the United States. The Company’s assets and operations are concentrated primarily in the Wattenberg Field in Colorado and in southern Arkansas. The company’s common shares are listed for trading on the New York Stock Exchange under the ticker symbol BCEI. For more information about the company, please visit www.bonanzacrk.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding expectations related to 3P drilling locations and drilling inventory resulting from the Wattenberg Field acquisition. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; and access to adequate gathering systems and pipeline take-away capacity. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2013 and other filings submitted by us to the SEC. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:

Mr. Ryan Zorn

Vice President – Finance & Treasurer

720-440-6172

Mr. James Masters

Investor Relations Manager

720-440-6121